ASSET PURCHASE AND
                              ASSIGNMENT AGREEMENT

            ASSET PURCHASE AND ASSIGNMENT AGREEMENT (this "Agreement"), dated as of the 28th day of September, 1999, by and among EyeCity.com, Inc. ("EyeCity"), a Delaware corporation, Impact Eyewear, LLC ("Impact"), a New Jersey limited liability company, and Thomas Seltzer ("Seltzer"), an individual residing at 17 Galloway Court, West Orange, New Jersey 07052.

      1. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Impact and Seltzer do hereby irrevocably, absolutely and permanently assign, transfer, convey and deliver to EyeCity, its successors and assigns, all of Impact's and Seltzer's right, title and interest in and to that certain Merchandise License Agreement between Impact and Yahoo, Inc. ("Yahoo"), dated January 15, 1999 (the "License"), a copy of which is attached hereto as Schedule A, as well as any and all other assets of Impact or Seltzer used, usable or useful in connection with or otherwise related to the License and/or the conduct of Impact's business as presently conducted, including without limitation the assets described in Exhibit 1 hereto (collectively the "Assets") free and clear of all mortgages, charges, pledges, liens, security interests, claims, encumbrances or restrictions, of any kind or nature ("Liens"), in consideration of the aggregate purchase price (the "Purchase Price") of (i) $120,000 in cash and (ii) 166,667 shares of EyeCity Common Stock, par value $0.001 per share (the "EyeCity Common Stock"), (the "Purchase Shares"). Concurrently with the execution hereof, EyeCity has delivered $70,000 of the cash portion of the Purchase Price to Impact, and the balance of the Purchase Price to the Escrow Agent pursuant to the Escrow Agreement, attached hereto as Exhibit 2.

            (b) Notwithstanding the generality of the foregoing, EyeCity shall not assume, and shall have absolutely no liability or obligation for or with respect to, any liabilities of Impact or Seltzer, whether known or unknown, direct or indirect, liquidated or contingent, with respect to the License, the Assets or otherwise (collectively, "Liabilities"), except for those obligations arising after the date hereof in connection with EyeCity's exercise of rights under the License.

      2. Simultaneously with the execution of this Agreement, (i) Impact and EyeCity have executed and delivered the Escrow Agreement, (which has also been executed by Rosenman & Colin LLP, as escrow agent) and an Employment Agreement, a copy of which is attached hereto as Exhibit 3, and (ii) Impact has delivered those certain letters from and signed by Yahoo, Inc., dated May 21, 1999 and September 27, 1999 confirming its agreement to the assignment of the License to EyeCity pursuant hereto, copies of which is attached hereto as Exhibit 4.1 and 4.2, respectively.

      3. Impact hereby constitutes and appoints EyeCity the true and lawful attorney of Impact with full power of substitution, in the name of Impact or in the name of EyeCity, for the benefit of EyeCity and at no cost, expense or liability to Impact, subject to Section 8(a) hereof, (a) to collect, assert or enforce any claim, right or title of any kind in or to the License and/or the Assets, to institute and prosecute all actions, suits and proceedings which EyeCity may reasonably deem proper in order to collect, assert or enforce any such claim, right or title, and to do all such acts and things in relation thereto as EyeCity shall reasonably deem advisable and (b) to take all action which EyeCity may reasonably deem proper in order to provide for EyeCity the benefits of or under the License and/or in respect of the Assets where any required consent of a third party to the assignment thereof to EyeCity shall not have been obtained. Impact acknowledges that such powers are coupled with an interest and shall not be revocable by it in any manner or for any reason, and that EyeCity shall be entitled to retain for its own account any amounts collected pursuant to such powers, including any amounts payable as interest in respect thereof.

      4. Impact and Seltzer, jointly and severally, represent and warrant to EyeCity that:

      (a) Impact is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New Jersey on the date hereof and has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Impact and Seltzer each have the power and authority to execute and deliver this Agreement and all other documents hereby contemplated to be executed by Impact and Seltzer, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and all other documents hereby contemplated to be executed by Impact and the Seltzer has been, and the consummation by Impact of the transactions hereby and thereby contemplated has been, duly authorized by all necessary action, member or otherwise, of Impact and Seltzer. Seltzer, Ruthanne Koffman, Burton I. Koffman, Jeffrey Koffman, Steven Koffman, David Koffman and Elizabeth Koffman comprise all of the members of Impact and are the owners of all the issued and outstanding membership interests of Impact. There are no options, warrants or other convertible securities of Impact exercisable for interests of Impact, and, other than its Operating Agreement, no voting or other member agreement with respect to Impact. This Agreement and all other documents hereby contemplated to be executed by Impact and/or Seltzer constitute the legal, valid and binding obligations of Impact and/or Seltzer, as applicable, enforceable against Impact and/or Seltzer in accordance with their respective terms.

      (b) The execution and delivery by Impact and Seltzer of this Agreement or any other documents hereby contemplated and the consummation of the transactions hereby and thereby contemplated by Impact and Seltzer shall not (i) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any contract, mortgage or other instrument to which Impact is a party or by which any of its assets may be affected or secured, (ii) violate any statute, law, treaty, rule, code, ordinance, regulation, policy, permit, certificate, order, judgment, decree, injunction, writ, order or like action of any federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder and any person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal (each, a "Governmental Rule") affecting Impact or any of its Assets, (iii) result in the creation of any Lien on the License or any of the assets or properties of Impact, or (iv) result in the termination of any license, franchise, lease or permit to which Impact is a party or by which it is bound. Impact has complied in all material respects with all Governmental Rules applicable to the License and the Assets. Impact has maintained in full force and effect all licenses, approvals,


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

permits and consents for the lawful operation of the License and the Assets. To the best of their knowledge, neither Impact nor Seltzer is in violation of any Governmental Rule applicable to the License and the Assets, and has not received any notice of any such violation. No authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any domestic or foreign governmental agency, body or authority by Impact is required in connection with the execution and delivery by Impact of this Agreement and the consummation by Impact and Seltzer of the transactions hereby contemplated.

      (c) Except for Liens (i) for any current taxes or assessments not yet delinquent or (ii) created by statute of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due, Impact has good and marketable title, free and clear of all Liens, to the License and the Assets. There are no options, agreements, limitations, rights of first refusal or other arrangements with any third party with respect to the License, the Assets or the transfer thereof.

      (d) The License does not constitute all, substantially all or a significant part of the assets of Impact.

      (e) There are no claims, actions, suits, litigations, proceedings, audits, controversies or investigations, pending or, to the knowledge of Impact or Seltzer, threatened against or affecting the License or the Assets, and Impact has not been charged with or, to the knowledge of Impact or Seltzer, threatened with a charge of any violation of, and is not under investigation with respect to a possible violation of, any provision of any Governmental Rule relating to the License or the Assets.

      (f) Impact (i) is not bound by or a party to any options, licenses, or agreements of any kind with respect to the License or the Assets and (ii) has not assigned, licensed or in any manner encumbered or impaired any rights in the License or the Assets. To the best of Impact's and Seltzer's knowledge, the License does not infringe or violate any personal, property, statutory or common law or any other rights of any third parties (including, without limitation, copyright, trademark and the rights of privacy and publicity), and no claim alleging any such infringement or violation by Impact or Seltzer or the License has been received by Impact or Seltzer. To the best of Impact and Seltzer's knowledge, Yahoo, Inc. has not granted or licensed any of the rights contained in the License to any party other than Impact. No royalties, honoraria or fees are payable to and no consents or approvals are needed from any third persons or entities other than Yahoo, Inc. in connection with the ownership, use or exploitation of the License.

      5. EyeCity represents and warrants to Impact and Seltzer that:

      (a) EyeCity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease all of its properties and assets and carry on its business as it is now being conducted. EyeCity has the corporate power and authority to execute and deliver this Agreement, and all other documents hereby contemplated, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and all other documents hereby contemplated to be executed by EyeCity has been, and the consummation by EyeCity of the transactions hereby and thereby contemplated has been, duly authorized by any and all necessary corporate action of EyeCity. This Agreement and all other documents hereby contemplated to be executed by EyeCity constitute the legal, valid and binding obligations of EyeCity, enforceable against EyeCity in accordance with their respective terms.

      (b) Neither the execution and delivery of this Agreement or any other documents hereby contemplated nor the consummation of the transactions hereby and thereby contemplated shall (i) constitute any violation or breach of the Certificate of Incorporation or By-laws of EyeCity, (ii) constitute a default under or a violation or breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party, or (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting EyeCity or any of its assets.

      (c) The EyeCity Common Stock to be issued pursuant to the provisions of this Agreement will, upon such issuance, be duly authorized, legally and validly issued, and fully paid and nonassessable.

      6. (a) Each of Impact and Seltzer covenants that until one year after the expiration of the License, neither it, he nor any person, firm, company, entity or corporation, anywhere in the world, directly or indirectly owned or affiliated with or controlled by any of them, will encourage or solicit, either directly or indirectly, Yahoo or any of its affiliates to grant or license any of the non-exclusive rights contained in the License to any of the foregoing persons, firms, companies, entities, corporations, affiliates or control persons or to any third party. In the event of a breach, or threatened breach of the provisions of this Section 6(a), in addition to any other remedies EyeCity may have at law or in equity, EyeCity shall be entitled to an injunction or similar remedy so as to enable it specifically to enforce such provisions, and neither Impact nor Seltzer shall plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily.

      (b) From and after the date hereof, Impact and Seltzer shall, at any time and from time to time, at their sole cost and expense, make, execute and deliver, or cause to be made, executed and delivered, such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as counsel for EyeCity may reasonably request for the effectual consummation, confirmation and particularization of this Agreement and the transactions hereby contemplated.

      7. (a) Impact (i) represents and warrants to EyeCity that it is acquiring all of the shares of EyeCity Common Stock to be issued to it pursuant to the provisions of this Agreement for its own account and for the purposes of investment and not with a view to, or for sale in connection with, any distribution thereof, and (ii) agrees that it will not at anytime sell or otherwise transfer, or permit the sale or other transfer of, such shares of EyeCity Common Stock other than in transactions that are not in violation of the Securities Act of 1933 or the provisions of any other applicable securities laws, rules or regulations. Unless and until such time as those shares of EyeCity Common Stock received by Impact hereunder are registered pursuant to the Securities Act of 1933 (it being specifically acknowledged that EyeCity has no obligation to so register such shares), EyeCity shall cause its transfer agent to transfer such shares of EyeCity Common Stock as to which transfer is requested by Impact only after receipt by EyeCity of an opinion of counsel reasonably acceptable to EyeCity which opines that all of the requirements of Rule 144 of the Securities Act of 1933 have been satisfied in respect of such transfer.

      (b) All certificates representing shares of EyeCity Common Stock to be delivered to Impact under this Agreement shall bear the following legend:

      "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with, or pursuant to an exemption from, the requirements of such Act or such laws."

      8. (a) Impact and Seltzer, jointly and severally, on the one hand, and EyeCity, on the other hand, each agrees to indemnify and hold harmless the other party and its directors, officers, employees and agents (the "Indemnified Parties") against, and to reimburse the Indemnified Parties on demand with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) (collectively, "Losses") which the Indemnified Party may suffer, incur or pay by reason of (i) the breach by such party of any representation or warranty made by such party in this Agreement; (ii) the failure of such party to perform any agreement required by this Agreement; (iii) the allegation by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would constitute a breach by such party of any representation or warranty made such party in this Agreement or of any covenant made by such party herein. In addition, Impact and Seltzer shall indemnify and hold harmless EyeCity in respect of any Losses relating to any Liabilities.

      (b) All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto as to the subject matter hereof, are merged into this Agreement. This Agreement, together with all agreements, schedules, exhibits, documents and other instruments to be attached hereto or delivered herewith sets forth the entire understanding between the parties, and there are no terms, conditions, representations, warranties or covenants other than those contained herein and in such agreements, schedules, exhibits, documents and other instruments to be attached hereto or delivered herewith.

      (c) No term or provision of the Agreement may be amended, released, discharged or modified in any respect except in writing signed by the party to be charged and only to the extent therein set forth. No waiver shall be deemed to be made by any of the parties to any of its rights hereunder unless that waiver shall be in a writing signed by the waiving party and only to the extent therein set forth.

      (d) All notices, consents, demands or other communications required or permitted to be given pursuant to the Agreement shall be in writing and shall be delivered personally, by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or by overnight courier. Such notices, consents, demands or other communications shall be addressed respectively to Impact and Seltzer at 300 Plaza Drive, Vestal, New York 13850 and 17 Galloway Court, West Orange, New Jersey 07052, in each case with a copy to Howard Rittberg, Esq., Levene, Gouldin & Thompson, 450 Plaza


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

Drive, Vestal, New York 13850 and to EyeCity.com, Inc., One Fairchild Court, Plainview, New York 11803, Attn: Mark H. Levin, with a copy to: Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attn: Eric M. Lerner, Esq., or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing. Except as otherwise provided in this Agreement, any notice, consent, demand or other communication given hereunder may be signed on behalf of a party by any duly authorized representative of that party.

      (e) This Agreement and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New York applicable to contracts made and wholly to be performed therein by residents thereof, without giving effect to the conflict of laws principles thereof. All actions or proceedings seeking the interpretation and/or enforcement of this agreement shall be brought only in the state or federal courts located in New York, all parties hereby submitting themselves to the jurisdiction of such courts for such purpose. Any process in any action or proceeding commenced in the courts of the State of New York arising out of any claim, dispute or disagreement, may, among other methods, be served upon any party by delivering or mailing the same, via registered or certified mail, addressed to such party pursuant to Section 8(e) hereof. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

      (f) If any term or provision of this Agreement, the application thereof to any person, or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held void or unenforceable, shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.

      (g) The rights and remedies provided for in this Agreement are cumulative and in addition to, and shall not restrict or limit, any other rights and remedies available at law or in equity.

      (h) Other than the parties hereto, no person shall have any rights under or to enforce any provision of this Agreement.

      (i) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Agreement may not be assigned by any of the parties hereto other than by and among EyeCity and its subsidiaries.

      (j) The Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.


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

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of September, 1999.

                                        EYECITY.COM, INC.

                                        By: /s/ Mark H. Levin
                                            ------------------------------------
                                            Name:  Mark H. Levin
                                            Title: President


                                        IMPACT EYEWEAR, LLC

                                        By: /s/ Thomas Seltzer
                                            ------------------------------------
                                            Name:  Thomas Seltzer
                                            Title: Member


                                        /s/ Thomas Seltzer
                                        ----------------------------------------
                                        THOMAS SELTZER